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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) November 2, 2000



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                         1-3247                   16-0393470
(State or other jurisdiction     (Commission              (I.R.S. Employer
of incorporation)                File Number)             Identification No.)



One Riverfront Plaza, Corning, New York                   14831
(Address of principal executive offices)                  (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)
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Item 5.   Other Events.


         On November 2, 2000, Corning Incorporated, a New York corporation (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Banc of America Securities LLC and Chase Securities Inc. (the "Underwriters") pursuant to which the Company proposes to issue and sell to the Underwriters US$2,712,546,000 aggregate principal amount at maturity of Zero Coupon Convertible Debentures due November 8, 2015 (the "Convertible Debentures"). The Convertible Debentures will be convertible into shares of common stock of the Company, par value $0.50 per share.

         The Convertible Debentures were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File No. 333-44328, 333-44328-01) and pursuant to a Registration Statement on Form S-3 (File No. 333-48168) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Convertible Debentures will be issued pursuant to the provisions of an Indenture and a First Supplemental Indenture, both to be dated as of November 8, 2000, between the Company and The Chase Manhattan Bank, as trustee. The form of the Indenture was incorporated by reference as
Exhibit 4.01 to the Company's Registration Statement on form S-3 (File Nos. 333-44328, 333-44328-01). The form of the First Supplemental Indenture is attached hereto as Exhibit 4.1 to this Current Report.

         The Company has appointed The Chase Manhattan Bank, the Trustee under the Indenture, instead of Computershare Investor Services LLC, as the conversion agent for the Convertible Debentures.

         In connection with the offering of the Convertible Debentures, Shearman & Sterling, special federal tax counsel to the Company, has delivered an opinion with respect to certain tax matters contained in the prospectus supplement dated November 2, 2000 relating to the Convertible Debentures. This opinion is filed as Exhibit 8 to this Current Report.

Item 7.   Financial Statements & Exhibits

Exhibits:

4.1 Form of First Supplemental Indenture between Corning Incorporated and The Chase Manhattan Bank, to be dated as of November 8, 2000.

8         Opinion of Shearman & Sterling.

23.1 Consent of Sherman & Sterling (included in its opinion filed as Exhibit 8).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  November 7, 2000        By /s/   M. ANN GOSNELL
                                        M. Ann Gosnell
                                        Assistant Secretary